Exhibit 99.1

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on the day before the meeting date.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/knd
• Follow the steps outlined on the secured website.

Vote by telephone

 • Call toll free 1-800-652-VOTE (8683) within

    the USA, US territories & Canada any time on

    a touch tone telephone. There is NO CHARGE

    to you for the call.

 • Follow the instructions provided by the

    recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors unanimously recommends you vote FOR Proposals 1, 2, 3, 4, 6	+
and 7 and for an annual advisory vote on Proposal 5.

		For	Against	Abstain
1.	Proposal to adopt the Agreement and Plan of Merger, dated as of February 7, 2011, among Kindred Healthcare, Inc., Kindred Healthcare Development, Inc. and RehabCare Group, Inc.	☐	☐	☐

2.	Election of Directors Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Edward L. Kuntz	☐	☐	☐	02 - Joel Ackerman	☐	☐	☐	03 - Ann C. Berzin	☐	☐	☐

	04 - Jonathan D. Blum	☐	☐	☐	05 - Thomas P. Cooper, M.D.	☐	☐	☐	06 - Paul J. Diaz	☐	☐	☐

	07 - Isaac Kaufman	☐	☐	☐	08 - Frederick J. Kleisner	☐	☐	☐	09 - Eddy J. Rogers, Jr.	☐	☐	☐

	10 - Phyllis R. Yale	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2011.		☐	☐	☐	4.	Proposal to approve, on an advisory basis, of Kindred’s executive compensation program.	☐	☐	☐
		1Yr	2 Yrs	3 Yrs	Abstain			For	Against	Abstain
5.	An advisory vote on the frequency of stockholder advisory votes on Kindred’s executive compensation program.	☐	☐	☐	☐	6.	Proposal to approve the Kindred 2011 Stock Incentive Plan.	☐	☐	☐
			For	Against	Abstain
7.	Proposal to approve adjournments or postponements of the Kindred annual meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Kindred annual meeting to adopt the merger agreement.		☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	C 1234567890 J N T 1 U P X 1 1 4 1 0 1 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

                                     01AZUC

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KY 40202-2412

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [date], 2011

The Annual Meeting of Stockholders of Kindred Healthcare, Inc. (“Kindred”) will be held on [[day], [date], 2011], at [time [(local time)]], at Kindred’s principal office at 680 South Fourth Street, Louisville, Kentucky 40202.

IT IS IMPORTANT THAT YOU VOTE THESE SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

Important Notice Regarding the Availability of Proxy materials for the Annual Meeting:

The Notice and Joint Proxy Statement/Prospectus, Proxy Card, Annual Report and Form 10-K are available at www.envisionreports.com/knd.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — KINDRED HEALTHCARE, INC.	+

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [DATE], 2011

The undersigned hereby appoints Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, and Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), which the undersigned is entitled to vote at the annual meeting of stockholders (the “Annual Meeting”) to be held at Kindred’s principal offices, 680 South Fourth Street, Louisville, Kentucky 40202, on [[date], [day], 2011 at [time [(local time)]], or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of stockholders and joint proxy statement/prospectus, dated [            , 2011], receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment or postponement. The proposals set forth on the reverse hereof are proposed by Kindred.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” on Proposals 1, 2, 3, 4, 6 and 7 and “ONE YEAR” on Proposal 5. If any other business is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Should the undersigned be present and elect to vote at the Annual Meeting or any adjournment or postponement thereof and after notification in writing to the Corporate Secretary of Kindred at the Annual Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side)

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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+
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.